UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SRI/SURGICAL EXPRESS Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SRI/SURGICAL EXPRESS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 24, 2007

Dear Shareholder:

The Annual Meeting of Shareholders of SRI/Surgical Express, Inc. will be held on Thursday, May 24, 2007, at 10:00 a.m., local time, at our corporate headquarters located at 12425 Race Track Road, Tampa, Florida 33626, for the following purposes:

1.	To elect two directors to serve until the 2010 Annual Meeting and to hold office until their successors are duly elected and qualified;

2.	To approve an amendment to our 2004 Stock Compensation Plan to increase the number of shares of common stock available and reserved for restricted stock grants and issuance upon exercise of stock options from 500,000 to 1,000,000;

3.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending on December 31, 2007; and

4.	To transact other business that properly comes before the Annual Meeting or any adjournment of the meeting.

We more fully describe these items of business in the Proxy Statement accompanying this Notice.

All shareholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, we urge you to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

By Authorization of the Board of Directors,

Wallace D. Ruiz
Secretary and Chief Financial Officer

Tampa, Florida

April 11, 2007

Important: Whether or not you plan to attend the Annual Meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

SRI/SURGICAL EXPRESS, INC.

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of SRI/Surgical Express, Inc. for use at the Annual Meeting of Shareholders to be held on Thursday, May 24, 2007, at 10:00 a.m., local time, and at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our corporate and principal executive offices located at 12425 Race Track Road, Tampa, Florida 33626. Our telephone number at our executive offices is (813) 891-9550.

These proxy solicitation materials, together with our 2006 Annual Report to Shareholders, were mailed on or about April 11, 2007, to all shareholders entitled to vote at the Annual Meeting. In this Proxy Statement, the terms “SRI,” “the Company,” “we,” “us” and “our” refer to SRI/Surgical Express, Inc.

Record Date

Only shareholders of record at the close of business on March 15, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. We have one class of outstanding voting securities, our common stock. As of the Record Date, 6,459,021 shares of our common stock were outstanding. For information regarding security ownership by management and by the beneficial owners of 5.0% or more of our common stock, see “Security Ownership of Directors, Officers, and Principal Shareholders” below.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting

Each shareholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. The holders of common stock will vote together as one group in the election of directors and other matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Certain of our directors, officers, and regular employees, without additional compensation, may also solicit proxies personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of our common stock outstanding on the Record Date must be present or represented at the Annual Meeting in order to have a quorum for the transaction of business. We treat shares that are voted “FOR,” “AGAINST,” or “WITHHELD” on a matter as being present at the meeting for purposes of establishing a quorum and also as votes eligible to be cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter with respect to the matter. We count shares that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not in determining the number of shares voted for or against any nominee for election as a director or any proposal.

Fiscal Year End

The Company’s fiscal year ends on the Sunday nearest December 31.

Communications with Directors

You may communicate with any of our directors or with all directors as a group by sending communications by regular mail to: SRI/Surgical Express, Inc., c/o Chairman of the Board of Directors, 12425 Race Track Road, Tampa, Florida 33626.

Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Members of our Board of Directors have requested that certain items that are unrelated to their duties and responsibilities be excluded, such as spam, junk mail and mass mailings, product or service complaints, resumés and other forms of job inquiries, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be made available to any outside director upon request.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at seven pursuant to our bylaws. As described below, two directors are being renominated for new terms because their current terms expire on the date of the Annual Meeting and four directors will continue to serve after the Annual Meeting. Fewer nominees are being nominated to be elected as directors than the number authorized by our bylaws because, at the time of mailing this Proxy Statement, our Board of Directors is not nominating a person to fill the vacancy created by the resignation of our former President and Chief Executive Officer. Our Board of Directors anticipates that it will fill the vacancy upon hiring a successor to such offices. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Election at the 2007 Annual Meeting

Members of our Board of Directors serve staggered three-year terms expiring at the third Annual Meeting of Shareholders after their election. At the 2007 Annual Meeting, we will be electing two directors to serve a term of three years through our 2010 Annual Meeting. Our Board of Directors has authorized the nomination of the persons as candidates named in this Proxy Statement. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named below, both of whom are presently directors. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until a successor has been elected and qualified.

Wayne R. Peterson and N. John Simmons, Jr. are being renominated for new terms as directors because their current terms expire on the date of the Annual Meeting. Certain information with respect to our nominees for election as director appears below:

Name	Age	Principal Occupation	New Term Expires
Wayne R. Peterson	55	Private Investor	2010
N. John Simmons, Jr.	51	President, Quantum Capital Partners, Inc.	2010

Wayne R. Peterson served as our Executive Vice President from 1994 and our Chief Operating Officer from May 2001, in each case until his retirement on December 31, 2002. Mr. Peterson has been a director since 1994 and served as a consultant to us from January 1, 2003 until December 31, 2003, and from March 2006 until the present. In 1991, Mr. Peterson co-founded our predecessor, Amsco Sterile Recoveries, Inc., and served as Vice President until we acquired Amsco Sterile Recoveries in 1994. Before joining Amsco Sterile Recoveries, Mr. Peterson was President of Agora Development, Inc., a real estate development company. He now engages in private investment activities.

N. John Simmons, Jr. has been a director since February 2001 and Chairman of the Board of Directors since August 2002. He is expected to serve as Chairman through the date of the 2007 Annual Meeting. Since July 2005, Mr. Simmons has been a director and Audit Committee Chair for Medquist, Inc., a publicly traded medical transcription company. From November 2004 until April 2006, Mr. Simmons was the President of New Homes Realty, a Florida-based residential real estate company operating in 35 states. Since December 1998, Mr. Simmons has been President of Quantum Capital Partners, a privately held venture capital firm. From 1995 to 1998, he was Vice President and Controller for Eckerd Corporation. From 1993 to 1995, he served as Chief Financial Officer of Checkers Drive-In Restaurants. Between 1985 and 1993, Mr. Simmons was a partner with KPMG Peat Marwick, serving a number of privately and publicly held companies in the Tampa Bay area.

Required Vote

The two nominees receiving the highest number of affirmative votes of the shares of common stock present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Florida law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Directors with Terms Continuing After the 2007 Annual Meeting and Executive Officers

The directors who will continue to serve after the Annual Meeting and our executive officers are set forth below:

Name	Age	Principal Occupation	Term Expires
Directors
James T. Boosales	63	Private Investor	2009
James M. Emanuel	58	Private Investor	2008
Charles W. Federico	58	Private Investor	2008
Charles T. Orsatti	63	Managing Partner, Fairfield Capital Partners, Inc.	2009

Executive Officers
Wallace D. Ruiz	55	Senior Vice President, Chief Financial Officer and Secretary of the Company(1)	—
D. Jon McGuire	42	Senior Vice President of Strategic Sourcing of the Company(1)	—

(1)

Since our former President and Chief Executive Officer, Christopher Carlton, resigned on February 5, 2007, our day-to-day operations have been managed by a Management Committee comprised of Mr. Ruiz and Mr. McGuire. Mr. McGuire serves as Chairman of the Management Committee. Until we complete our search for Mr. Carlton’s successor, the Management Committee will manage our day-to-day operations under the oversight of an Executive Committee of the Board of Directors comprised of N. John Simmons, Jr. and James T. Boosales.

James T. Boosales served as our Executive Vice President and Chief Financial Officer from 1994 until August 2002, and as our Executive Vice President until he retired on December 31, 2002. He has been a director since our inception in 1994, and served as a consultant to us from the date of his retirement through December 31, 2003. He served as President, International, of Fisher-Price, Inc., a $200 million division of the toy and juvenile products company, from 1990 through 1993. Before joining Fisher-Price, Inc., Mr. Boosales served in several senior executive capacities with General Mills, Inc., including President, International, for Kenner Parker Toys, Inc./Tonka Corp. from 1985 to 1989, during and after its spin-off as a public company, and President of Foot-Joy, Inc. from 1982 to 1985. Mr. Boosales now engages in private investment activities.

James M. Emanuel has been a director since May 2, 1996. Between January 1984 and June 1997, he served as the Chief Financial Officer of Lincare, Inc., a national provider of respiratory therapy services for patients with pulmonary disorders. He also served as the Chief Financial Officer and a director of Lincare Holdings, Inc. between November 1990 and June 1997. Mr. Emanuel also serves as a director of Anesthetix Holdings, LLC, a privately held company. Mr. Emanuel has engaged in consulting and private investment activities since his retirement from Lincare Holdings, Inc. in June 1997.

Charles W. Federico has been a director since June 27, 2006, when he was elected to fill a vacancy on the Board of Directors, and will be Chairman of the Board of Directors effective immediately after the 2007 Annual Meeting. Mr. Federico is a director of Orthofix N.V., and most recently served as its Group President, Chief Executive Officer. He served with Orthofix and its affiliates since 1996. Prior to joining Orthofix, Mr. Federico was with Smith & Nephew Endoscopy for 16 years, where he served most recently as its President. Mr. Federico also currently serves on the Board of Trustees of the Orthopaedic Research and Education Foundation, and previously was a Founding Trustee and board member of the American Sports Medicine Institute.

Charles T. Orsatti has been a director since February 10, 2004. Mr. Orsatti is also a director of djOrthopedics, Inc., an NYSE-listed orthopedic sports medicine company. Since 1995, Mr. Orsatti has been Chairman and Managing Partner of Fairfield Capital Partners, Inc., a private equity investment firm. Prior to 1995, Mr. Orsatti was Chairman and Chief Executive Officer of Fairfield Medical Products Corporation, a manufacturer of critical care products. From 1983 to 1986 he was Chief Executive Officer of Coloplast, Inc., a

manufacturer of single use products and then served as Chief Operating Officer and President of two medical divisions of British Oxygen Corporation. Mr. Orsatti began his career with the medical products division of Air Products and Chemicals, Inc. and subsequently worked for the Critikon Division of Johnson & Johnson.

Wallace D. Ruiz joined us in July 2005 as Senior Vice President and Chief Financial Officer. Before joining us, Mr. Ruiz was the Vice President, Chief Financial Officer and Treasurer of Novadigm, Inc., a developer and worldwide marketer of enterprise software, which he joined in 1995. Mr. Ruiz is a certified public accountant.

D. Jon McGuire has been employed by us since January 1991 and has served as our Senior Vice President of Strategic Sourcing since January 2006. Prior to January 2006, Mr. McGuire served in various sales and operational positions at the Company, including as the general manager of our largest reprocessing facility.

CORPORATE GOVERNANCE

General Information About the Board of Directors and Corporate Governance

Our policies and practices comply with existing standards of The NASDAQ Stock Market LLC (“NASDAQ”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•

Our Board of Directors has determined that five of our six directors are independent under the listing standards of NASDAQ as of the date of this Proxy Statement, and all of our directors are non-employee directors;

•	The non-employee members of our Board of Directors meet regularly without the presence of management;

•	Our Board of Directors has a standing Compensation Committee, Audit Committee, and Nominating and Governance Committee;

•	Our Board of Directors has determined that each member of the Compensation Committee, the Audit Committee and Nominating and Governance Committee is independent under the listing standards of NASDAQ;

•	The Audit Committee meets with management and the auditors to receive information concerning the design and operation of internal controls;

•	Grant Thornton LLP, our independent accounting firm, reports directly to the Audit Committee; and

•

On the recommendation of the Audit Committee, our Board of Directors has adopted an Amended and Restated Code of Business Conduct and Ethics for our directors, officers and employees, and a compliance policy to allow for confidential and anonymous reporting of suspected or known violations of these policies.

Effective immediately following the Annual Meeting, Charles W. Federico will serve as Chairman of our Board of Directors. Our Board of Directors has adopted written charters for its Audit Committee, Compensation Committee, and the Nominating and Governance Committee that clearly establish their respective roles and responsibilities. Each charter provides that the respective committee is authorized to obtain advice and independently seek assistance from outside advisors.

We maintain a corporate governance page on our website, which includes key information about our corporate governance practices, including the charters for the Audit Committee, Compensation Committee, and Nominating and Governance Committee, as well as our Amended and Restated Code of Business Conduct and Ethics. The corporate governance page can be found at http://www.srisurgical.com by clicking on “About Us,” “Investors” then “Corporate Governance.”

Board Independence

Our Board of Directors has determined that Messrs. Boosales, Emanuel, Federico, Orsatti and Simmons are independent under the listing standards of NASDAQ. Mr. Peterson, who is being renominated for a new term as a director at the Annual Meeting, is not independent based on his service as a consultant to the Company. In addition, Christopher Carlton, who resigned from our Board of Directors on February 5, 2007, was not independent based on his service as our President and Chief Executive Officer. In making its independence determinations, our Board of Directors reviewed transactions and relationships between the director or any member of his immediate family and us or one of our subsidiaries or affiliates based on information provided by the director, Company records and publicly available information. In addition, our Board of Directors considered the following types of relationships and transactions: (i) principal employment positions and other public company directorships held by each director; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between us and/or our subsidiaries or affiliates and any entity for which the non-employee director or his or her immediate family member is an executive officer or greater-than-10% shareholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between us and/or our subsidiaries or affiliates and any other public company for which the director serves as a director.

Board Meetings and Committees of the Board

Our Board of Directors held eight meetings during 2006. We invite our Board of Directors to our Annual Meeting of Shareholders, but do not require them to attend. Last year, all of the directors attended that meeting. Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee.

Compensation Committee. The Compensation Committee, which currently consists of Messrs. Boosales (chair), Federico, and Orsatti, assists our Board of Directors in making decisions regarding specific compensation plans, salaries, bonuses, and other benefits payable to our executive officers. The Compensation Committee held five meetings during 2006.

The processes and procedures for the consideration and determination of executive compensation are as follows:

•

The Compensation Committee determines cash compensation for our executive officers with the benefit of a review by our Board of Directors and input from the Chief Executive Officer regarding compensation of other executive officers.

•	Our Board of Directors approves equity awards for our executive officers with the benefit of recommendations from the Compensation Committee.

•

Historically, our Board of Directors has not retained compensation consultants. In establishing compensation for newly engaged executives, our Board of Directors considers recommendations of the Compensation Committee and the executive search firms that assist in recruiting our executives. In the future, the Compensation Committee expects to gather and analyze publicly available compensation-related data of similarly situated companies in making its recommendations to our Board of Directors.

Our Board of Directors has approved a written charter for the Compensation Committee, which the committee reviews annually and updates as appropriate. The full text of the Compensation Committee’s charter is attached to this Proxy Statement as Appendix A.

Audit Committee. The Audit Committee currently consists of Messrs. Emanuel (chair), Boosales, and Simmons. Our Board of Directors has determined that each member of the Audit Committee is independent under the listing standards of NASDAQ and Messrs. Emanuel and Simmons of the Audit Committee are “audit committee financial experts,” as that term is defined by the Securities and Exchange Commission (“SEC”).

Among other things, the Audit Committee selects and retains (subject to our shareholders’ approval) the independent auditors, sets the independent auditors’ compensation, reviews and evaluates the results and scope of the audit and other services provided by our independent auditors, reviews reports from management, legal counsel, and third parties relating to legal compliance, and establishes procedures for receipt and treatment of confidential, anonymous submissions by our employees of concerns regarding accounting, auditing, and internal controls matters.

Our Board of Directors has approved a written charter for the Audit Committee, which the committee reviews annually and updates as appropriate. During 2006, the Audit Committee held six meetings.

Nominating and Governance Committee. Our Nominating and Governance Committee, which consists of Messrs. Orsatti (chair), Emanuel, and Federico, provides assistance to the Board of Directors in (i) identifying and recommending qualified director nominees; (ii) evaluating the performance and effectiveness of the Board of Directors and its committees; and (iii) evaluating and recommending corporate governance guidelines and practices. The Nominating and Governance Committee may, in its sole discretion, engage director search firms and may consult with outside advisors to assist it in carrying out its duties to the Company. The Nominating and Governance Committee has the sole authority to approve the fees and other retention terms with respect to any such firms. The Nominating and Governance Committee held four meetings during 2006.

To fulfill its responsibility to recruit and recommend to the full Board of Directors nominees for election as directors, the Nominating and Governance Committee reviews the composition of the full Board of Directors to determine the qualifications and areas of expertise needed to further enhance the composition of the Board of Directors and works with management in attracting candidates with those qualifications. Appropriate criteria for Board membership include the following:

•	Directors should be individuals of high integrity and independence and substantial accomplishments;

•	Directors should have demonstrated leadership ability and the ability to exercise sound business judgment; and

•	The background and experience of directors should be in areas important to our company, such as business, finance, operations, and healthcare industry experience.

The Nominating and Governance Committee considers candidates for directors suggested by our shareholders, provided that the recommendations are made in accordance with the procedures required under applicable law and described in this Proxy Statement under the heading “Requirements to Submit Proxy Proposals and Director Nominations.” Shareholder nominations that comply with these procedures and that meet the criteria outlined above receive the same consideration that the Nominating and Governance Committee’s nominees receive.

Indemnification

We have entered into indemnification agreements with our executive officers and directors. The indemnification agreements provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under applicable law and our bylaws.

Related Party Transactions Policy

As of the mailing date of this Proxy Statement, we have no separate written policy or procedure that must be followed for the review, approval and ratification of all transactions with related persons, as defined by SEC regulations. However, our Amended and Restated Code of Business Conduct and Ethics (the “Code”) generally requires each of our directors, officers and employees to avoid actual or apparent conflicts of interest in his or her professional relationships that are not approved by our Board of Directors or an appropriate committee thereof. In light of the policies set forth in the Code and the current size of, and our directors’ familiarity with, our business operations, our Board of Directors determined that the Company did not require a separate policy to address all types of related party relationships. Instead, our Nominating and Governance Committee reviews, approves and/or ratifies related party transactions on a case-by-case basis. We expect that in the near future, our Board of Directors will adopt a separate related party transactions policy to supplement the Code.

DIRECTOR COMPENSATION

Directors who are not our current employees receive $1,000 to attend each meeting of the Board of Directors and each of its committees, and a quarterly retainer of $6,000 under our Non-Employee Directors’ Compensation Plan. Directors who chair the Board of Directors or the following committees receive the following amounts for that service:

Chair of:	Annual Fee
Board of Directors	$5,000
Audit Committee	$4,000
Compensation Committee	$3,000
Nominating and Governance Committee	$3,000

Each non-employee director is granted annually options to purchase 7,500 shares of our common stock as of the date of our Annual Meeting. All options vest ratably over a term of three years, have an exercise price equal to the fair market value of the common stock on the date of grant, and expire 10 years after the date of grant.

The following table shows the compensation information for fiscal year 2006 for our non-employee directors:

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
(a)	(b)	(d)	(g)		(h)
James T. Boosales	$36,750	$23,398	$4,885	(2)	$65,033
James M. Emanuel	$49,000	$23,398	$5,110	(2)	$77,508
Charles W. Federico	$19,000	$85,898	—		$104,898
Charles T. Orsatti	$49,250	$23,398	—		$72,648
Wayne R. Peterson	$33,000	$23,398	$177,374	(3)	$233,772
N. John Simmons, Jr.	$50,250	$23,398	—		$73,648

(1)	The aggregate number of outstanding option awards held by each director as of December 31, 2006 is set forth below:

James T. Boosales	19,500 shares
James M. Emanuel	53,500 shares
Charles W. Federico	27,500 shares
Charles T. Orsatti	19,500 shares
Wayne R. Peterson	19,500 shares
N. John Simmons, Jr.	45,500 shares

(2)	This amount represents the dollar value of insurance premiums paid by the Company with respect to health insurance.
(3)	This amount includes consulting fees of $172,000.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 27, 2007, with respect to: (i) each of our directors, nominees and the executive officers named in the “Summary Compensation Table” below, (ii) all of our directors and executive officers, as a group, and (iii) each person known by us to own beneficially more than 5% of our common stock.

The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of February 27, 2007, through the exercise of any stock option or other right. Unless otherwise indicated, we believe all persons listed below have sole voting and investment power with respect to all shares beneficially owned by them. A total of 6,459,021 shares of our common stock were issued and outstanding as of February 27, 2007.

Beneficial Owner (1)	Class of Stock	Shares Beneficially Owned	Percentage of Class Beneficially Owned
Wayne R. Peterson(2)	Common	839,561	13.0%
James T. Boosales(3)	Common	800,500	12.4%
Estate of Lee R. Kemberling	Common	588,012	9.1%
James M. Emanuel(4)	Common	48,000	*
Christopher S. Carlton(5)	Common	75,000	*
Wallace D. Ruiz(6)	Common	40,000	*
N. John Simmons, Jr.(7)	Common	34,000	*
Charles T. Orsatti(8)	Common	12,000	*
Charles W. Federico	Common	—	*
Heartland Advisors, Inc.	Common	843,000	13.1%
T. Rowe Price Associates, Inc.(9)	Common	550,000	8.5%
Standard Textile Co., Inc.	Common	349,667	5.4%
F&C Management, Ltd.	Common	221,989	3.4%

All directors and executive officers as a group (8 persons)(10)	Common	1,879,061	29.1%

*	Less than 1%
(1)

The business address for Wayne R. Peterson is 2779 Camden Road, Clearwater, Florida 33759. The business address for James T. Boosales is 2145 Glenbrook Close, Palm Harbor, Florida 34683. The business address for the Estate of Lee R. Kemberling is 11500 47th Street North, Clearwater, Florida 34622. The business address for James M. Emanuel is 120 14th Street, Belleair Beach, Florida 33786. The business address for Christopher S. Carlton is 12425 Race Track Road, Tampa, Florida 33626. The business address for Wallace D. Ruiz, is 12425 Race Track Road, Tampa, Florida 33626. The business address for N. John Simmons, Jr. is 140 Fountain Parkway, Suite 420, St. Petersburg, Florida 33716. The business address for Charles T. Orsatti is P.O. Box 2874, Clearwater, Florida 33757. The business address for Charles W. Federico is 19435 Peninsula Shores Drive, Cornelius, North Carolina 28031. The business address for Heartland Advisors, Inc. is 790 N. Milwaukee Street, Milwaukee, Wisconsin 53202. The business address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. The business address for F&C Management, Ltd. is Exchange House, Primrose Street, London EC2A 2NY, England. The business address for Standard Textile Co., Inc. is One Knollcrest Drive, Cincinnati, Ohio 45237.

(2)

This amount includes 42,608 shares of common stock owned by the Wayne R. Peterson Grantor Retained Annuity Trust, of which Mr. Peterson is trustee, 42,609 shares of common stock owned by the Theresa A. Peterson Grantor Retained Annuity Trust, of which Mrs. Peterson, Mr. Peterson’s wife, is trustee, 31,044 shares of common stock owned by Mr. And Mrs. Peterson as tenants by the entireties, and 715,300 shares of common stock owned by Peterson Partners, Ltd., a Colorado limited partnership, of which Peterson Holdings, Inc., a Colorado corporation, is the general partner. Mr. And Mrs. Peterson jointly own all of the issued and outstanding voting stock of Peterson Holdings, Inc. This amount also includes 8,000 shares of common stock issuable on exercise of stock options that are held by Mr. Peterson and currently exercisable. Mr. Peterson has shared voting and investment power with respect to the following shares of common stock: 42,609 shares owned by the Theresa A. Peterson Grantor Retained Annuity Trust, 31,044 shares owned by Mr. and Mrs. Peterson as tenants by the entireties, and 715,300 shares owned by Peterson Partners, Ltd. All of the shares of common stock beneficially owned by Mr. Peterson have been pledged as security for a margin account maintained with a brokerage firm.

(3)

This amount includes 776,000 shares of common stock owned by the Boosales Family Limited Partnership, a Colorado limited partnership, of which Mr. Boosales and Bonny Boosales, Mr. Boosales’ wife, as tenants by the entireties, act as the general partner. This amount also includes 12,000 shares of common stock issuable on exercise of stock options that are held by Mr. Boosales and currently exercisable. Mr. Boosales has shared voting and investment power with respect to 776,000 shares of common stock held by the Boosales Limited Partnership.

(4)	Includes 38,000 shares of common stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(5)

Includes 40,000 shares of common stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days and 28,000 shares of restricted stock that the company has the right to repurchase.

(6)

Includes 15,000 shares of common stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days and 20,000 shares of restricted stock that the company has the right to repurchase.

(7)	Includes 34,000 shares of common stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(8)	Includes 12,000 shares of common stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(9)

These securities are owned by various individuals and institutional investors including the T. Rowe Price Small Cap Value Fund (which owns 490,000 shares, representing 7.5% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to beneficially own these securities, although Price Associates disclaims that it beneficially owns those securities.

(10)

Includes 8,000 shares of common stock issuable upon the exercise of outstanding stock options held by Wayne R. Peterson; 12,000 shares of common stock issuable upon the exercise of outstanding stock options held by James T. Boosales; 38,000 shares of common stock issuable upon the exercise of outstanding stock options held by James M. Emanuel; 15,000 shares of common stock issuable upon the exercise of outstanding stock options held by Wallace D. Ruiz; 34,000 shares of common stock issuable upon the exercise of outstanding stock options held by N. John Simmons, Jr.; 12,000 shares of common stock issuable upon the exercise of outstanding stock options held by Charles Orsatti and 85,000 shares of common stock issuable upon the exercise of outstanding stock options held by D. Jon McGuire.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own ten percent or more of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Those officers, directors and ten percent or more shareholders are also required by SEC rules to furnish us with copies of all such forms that they file.

Based solely on our review of the copies of such forms received by us, we believe that during 2006, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent or more shareholders were satisfied.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Messrs. Boosales (chair), Federico, and Orsatti. A member of the Compensation Committee, James T. Boosales, was formerly an officer and an employee of the

Company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PROPOSAL NO. 2

AMENDMENT TO 2004 STOCK COMPENSATION PLAN

General

Our Board of Directors adopted the Company’s 2004 Stock Compensation Plan (the “2004 Plan”) on March 26, 2004, and our shareholders approved the 2004 Plan on May 19, 2004. The 2004 Plan was amended by Amendment No. 1 to 2004 Stock Compensation Plan effective as of May 8, 2006, to amend the formula for calculating the exercise price of options granted by the 2004 Plan. Unless the context otherwise requires, references to the “2004 Plan” in this Proxy Statement refer to the 2004 Stock Compensation Plan, as amended by Amendment No. 1 to 2004 Stock Compensation Plan.

The 2004 Plan provides for the granting of stock options and shares of restricted stock to employees and non-employee directors. As of March 15, 2007, options to purchase a total of 244,000 shares of common stock and 120,000 shares of restricted stock were outstanding under the 2004 Plan, and 135,200 shares of common stock remained available for future issuances pursuant to an exercise of stock options or an award of restricted stock under the 2004 Plan (without giving effect to the increase in shares being presented to the shareholders for approval at the Annual Meeting).

On March 14, 2007, our Board of Directors approved Amendment No. 2 to 2004 Stock Compensation Plan (the “Amendment”), subject to shareholder approval at the Annual Meeting, in order to increase the number of shares of common stock available for future issuances pursuant to an exercise of stock options or an award of restricted stock under the 2004 Plan from 500,000 to 1,000,000 shares of common stock. Our shareholders are asked to approve the Amendment at the Annual Meeting.

The Amendment would give our Board of Directors the ability to grant additional stock options and shares of restricted stock to employees and non-employee directors. We believe that grants of additional stock options and shares of restricted stock motivate high levels of performance and provide an effective means of recognizing employee and non-employee director contributions to our success. Moreover, such stock options and restricted stock grants align the interests of our employees and non-employee directors with the interests of our shareholders. Our Board of Directors believes that the ability to grant stock options and restricted stock will be important to our future success by allowing the Company to remain competitive in attracting and retaining key personnel, including in our current efforts to retain a President and Chief Executive Officer.

With adoption of the Amendment, 1,732,384 shares of our common stock would be subject to existing equity awards or available for future grants under all of our plans. This amount constitutes approximately 21.1% of our fully diluted common stock (assuming issuance of all of these shares). Of this amount, 958,100 shares are subject to existing restricted stock grants or stock options and 774,284 shares would be available for future awards. Of our outstanding stock options, 209,500 of these options are exercisable at prices over $10.00 per share (in contrast to our stock price on the mailing date of this Proxy Statement that is below $6.00 per share).

Required Vote

Affirmative votes constituting a majority of the votes cast at the Annual Meeting will be required to approve the Amendment to the 2004 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Summary of the 2004 Stock Compensation Plan

Certain features of the 2004 Plan are outlined below. The full text of the 2004 Plan and the full text of the Amendment are filed electronically with the SEC with this Proxy Statement as Appendix B, but are not included in the printed version of this Proxy Statement. If you have more specific questions, you should refer to the full text of the 2004 Plan and the Amendment. The following description is qualified in its entirety by reference to the full text of the 2004 Plan and the Amendment.

Purposes. The purposes of the 2004 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and non-employee directors, and to promote the success of our business.

Shares Available. The aggregate number of shares available and reserved for restricted stock grants and issuance upon exercise of stock options under the 2004 Plan is Five Hundred Thousand (500,000) shares. If the Amendment is approved by our shareholders, the aggregate number of shares available and reserved for restricted stock grants and issuance upon exercise of stock options under the 2004 Plan will be One Million (1,000,000) shares.

Administration. The 2004 Plan is administered by an Administrative Committee. The Board of Directors is currently acting as the Administrative Committee, but the Board of Directors may choose to delegate administration to a committee of two or more directors. Grants to executive officers require a prior approval or recommendation of our Compensation Committee. The Board of Directors must always act as the Administrative Committee with respect to all grants to non-employee directors. The Administrative Committee will determine the terms of each stock option, including the exercise price, exercisability, and the number of shares for each option granted to participants in the 2004 Plan. The Administrative Committee will also determine the terms of each restricted stock grant, including the restriction period, the conditions for removal of restrictions, and the number of shares granted to each participant.

Eligibility. Non-employee directors and full-time, salaried employees of the Company may be granted options and/or restricted stock. Options granted to employees may be incentive stock options or nonqualified stock options, but options granted to non-employee directors may only be nonqualified stock options. Any participant in the 2004 Plan may receive more than one grant. The Administrative Committee selects the recipients of options or restricted stock. When making grants, the Administrative Committee considers the participant’s duties and responsibilities, the value of his or her services, his or her potential contribution to our success, the anticipated number of years of future service, and other relevant factors.

Terms and Conditions of Options. In order for a participant to receive a stock option, he or she must enter into a written stock option agreement with the Company. The additional terms and conditions of each stock option are contained in the stock option agreement. The common terms and conditions of the stock options are:

(a) Exercise Price. The Administrative Committee sets the exercise price of each stock option on the grant date. The exercise price of an incentive stock option cannot be less than the fair market value of our common stock on the grant date. As long as our common stock is traded on the Nasdaq Global Market, the fair market value is the closing price of the common stock as reported by Nasdaq Global Market on the grant date.

(b) Option Exercise. Each stock option agreement specifies the expiration date of the option and the dates on which the option becomes exercisable. A participant exercises an option by giving to the Company written notice and full payment for the number of shares he or she is purchasing.

(c) Termination of Employment or Service as a Director. Unless the stock option agreement provides otherwise, if a participant’s employment or service as a director ends for any reason other than disability or death, that participant may exercise his or her option for up to 90 days after the employment or service ends, but only to the extent that it could be exercised on the date employment or service ended.

(d) Disability. If a participant’s employment or service as a director ends because of permanent and total disability as defined in Section 22(e)(3) of the Tax Code, that participant may still exercise his or her option for up to one year after the date employment or service ended, but only to the extent that it could be exercised on the date employment or service ended.

(e) Death. If a participant dies, his or her estate or beneficiary may exercise the option for one year following the date of death, but only to the extent that it could be exercised on the date of death.

(f) Termination of Options. Options expire ten years after the grant date. No option may ever be exercised after it expires.

(g) Nontransferability of Options. Unless the stock option agreement provides otherwise, an option is not transferable by the participant, other than by will or the laws of descent and distribution. During the participant’s lifetime, an option is exercisable only by the participant. In the event of the participant’s death, his or her options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

(h) Adjustments Because of Capitalization Changes. If there are any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other changes in our capital structure, the Board of Directors will make appropriate adjustments in exercise prices and the number and class of shares subject to outstanding options.

(i) Other Provisions. The Administrative Committee may include additional terms and conditions in a stock option agreement as long as they do not conflict with the 2004 Plan. When an option terminates before it has been fully exercised, any option shares which were not purchased under that option will become available again for future grants under the 2004 Plan.

Terms and Conditions of Restricted Stock. In order for a participant to receive shares of restricted stock, he or she must enter into a written stock restriction agreement with the Company. The additional terms and conditions of each restricted stock grant are contained in the stock restriction agreement. The common terms and conditions of restricted stock grants are:

(a) Payment for Restricted Stock. Other than rendering services to the Company and satisfying any conditions set by the Administrative Committee, participants are not required to pay the Company for grants of restricted stock.

(b) Restrictions. Restricted stock is subject to certain periods of restriction and any other restrictions set by the Administrative Committee at the time of the grant. These other restrictions may include performance criteria, forfeiture provisions, additional vesting conditions, and restrictions under applicable federal and state securities laws.

(c) Restrictive Legends on Certificates. The certificates representing shares of restricted stock may bear legends describing the restrictions on transfer of the shares.

(d) Removal of Restrictions. After the applicable period of restriction has ended and all other restrictions have been satisfied, the shares of restricted stock will become freely transferable, and any restrictive legends may be removed.

(e) Voting Rights and Dividends. With respect to his or her shares of restricted stock, the participant will receive full voting rights and any dividends or distributions paid.

(f) Termination of Employment or Service as a Director. Unless the stock restriction agreement provides otherwise, if a participant’s employment or service as a director ends for any reason other than disability or death, all of that participant’s shares which are still subject to restrictions will be forfeited.

(g) Disability. If a participant’s employment or service as a director ends because of permanent and total disability as defined in Section 22(e)(3) of the Tax Code, that participant’s shares of restricted stock will not be forfeited, but may continue to vest according to their original terms.

(h) Death. If a participant dies, his or her restricted stock will become fully vested as of the date of death.

(i) Nontransferability of Restricted Stock. Unless the stock restriction agreement provides otherwise, restricted stock is not transferable by the participant, other than by will or the laws of descent and distribution.

(j) Other Provisions. The Administrative Committee may include additional terms and conditions in a stock restriction agreement as long as they do not conflict with the 2004 Plan. When shares of restricted stock are forfeited, they will become available again for future grants under the 2004 Plan.

Change in Control of the Company. Unless otherwise provided in the participant’s stock option agreement or stock restriction agreement, stock options and shares of restricted stock will become fully vested if certain Change in Control (as defined in the 2004 Plan) transactions occur. If a Change in Control occurs, the Administrative Committee may elect to cancel participants’ options and pay participants holding options the difference between the exercise price and the fair market value of the shares issuable on exercise of their stock options.

Amendment of the 2004 Plan. The Board of Directors may amend, suspend or terminate the 2004 Plan. We must obtain shareholder approval for any amendment that (i) materially increases the benefits, (ii) materially modifies the eligibility requirements for participation, (iii) reduces the minimum exercise price per share of previously granted stock options, (iv) increases the number of shares issuable under the 2004 Plan, or (v) changes the requirements for amendment of the 2004 Plan. Any amendment or termination of the 2004 Plan will not affect outstanding options unless the participant and the Company agree otherwise in writing.

Termination of the 2004 Plan. The 2004 Plan will terminate in March 2014. The termination of the 2004 Plan will not affect outstanding options unless the participant and the Company agree otherwise in writing.

Federal Tax Considerations

Below is a summary of the effect of federal income taxation upon the Company and participants with respect to stock options and restricted stock, based upon the current Tax Code. This is not necessarily a complete discussion of all potential tax considerations, and does not address the tax consequences of a participant’s death or the tax laws of any municipality, state or foreign country.

Incentive Stock Options. Some stock options granted under the 2004 Plan may be “incentive stock options,” as defined in Section 422 of the Tax Code. Incentive stock options may not be granted to non-employee directors. Certain federal tax consequences of incentive stock options are:

•	The participant does not realize any taxable ordinary income on the date of grant.

•	The Company is not entitled to any tax deduction on the date of grant.

•

If the participant holds the shares for at least one year following the exercise of the option and at least two years from the date of grant, any gain or loss will be treated as long-term capital gain or loss.

•	If the participant does not hold the shares acquired on exercise for the one and two year periods described above, then

•

the participant will recognize ordinary income at the time of sale equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares;

•	the Company will be entitled to a tax deduction equal to the participant’s recognized ordinary income; and

•	any gain or loss recognized in excess of the amount treated as ordinary income will be long-term or short-term capital gain or loss, depending on the holding period.

•	different rules for measuring ordinary income may apply if the participant is also an officer, director, or 10% shareholder of the Company.

Nonqualified Stock Options. Any option that does not qualify as an incentive stock option is a nonqualified stock option. Certain federal tax consequences of nonqualified stock options are:

•	The participant does not realize any taxable ordinary income on the date of grant.

•	The Company is not entitled to a tax deduction on the date of grant.

•

When the participant exercises the option, he or she will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise.

•	Any taxable ordinary income recognized by the participant will be subject to tax withholding by the Company.

•	The Company will be entitled to a tax deduction in an amount equal to the participant’s taxable ordinary income with respect to the exercise.

•

Upon sale of the shares by the participant, any difference between the sales price and the participant’s purchase price, to the extent not previously recognized as taxable income, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock. Under the 2004 Plan, we may also grant shares of restricted stock. Certain federal tax consequences of restricted stock are:

•	The participant will realize taxable ordinary income, subject to tax withholding by the Company, on the date the restriction is removed from the stock.

•	The amount of the participant’s taxable ordinary income is the fair market value of the stock on the date that the restriction is removed.

•	Under certain circumstances, the participant may choose to realize the taxable ordinary income in the year in which the restricted stock is granted.

•	The Company will be entitled to a tax deduction at the same time and in the same amount as is realized as ordinary income by the participant.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors appointed the firm of Grant Thornton to audit our financial statements for the fiscal year ending December 31, 2007. A representative of Grant Thornton will be present at the Annual Meeting, have the opportunity to make a statement, and be available to respond to appropriate questions.

Fees Paid to Independent Auditors

The following table shows fees for services provided by Grant Thornton for fiscal years 2006 and 2005:

	2006	2005
Audit Fees(1)	$269,313	$241,348
Audit-Related Fees(2)	—	11,645
Tax Fees	—	—
All Other Fees(3)	—	7,503

Total	$269,313	$260,496

(1)

Audit Fees consist of fees for professional services rendered by Grant Thornton for 2006 and 2005 related to the audits of our financial statements and reviews of our interim financial statements included in our quarterly reports.

(2)

Audit-Related Fees consist of fees billed or accrued for professional services rendered by Grant Thornton in 2006 and 2005 that are reasonably related to the performance of the audit or review and are not included in “Audit Fees”, including fees billed for Grant Thornton’s review of our cycle counting procedures.

(3)	All Other Fees consist of Grant Thornton’s participation in our responses to an SEC Comment Letter regarding the audit of our year-end financial statements.

The Audit Committee approves any non-audit services, including tax services.

Required Vote

The Audit Committee of the Board of Directors conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the shareholders do not approve the selection of Grant Thornton, the appointment of the independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, we met and held discussions with management and the independent auditors. Management represented to us that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, we received from the independent auditors the written disclosures and the letter relating to the independent auditors’ independence, as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company and its management.

We discussed with the Company’s independent auditors the overall scope and plan for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, including the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

The Audit Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company’s independent auditors for the year ended December 31, 2007—see Proposal No. 3.

Submitted by the Audit Committee of the Board of Directors:

James M. Emanuel (chair)
James T. Boosales
N. John Simmons, Jr.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors (the “Committee”) is responsible for establishing and implementing executive compensation arrangements designed to recruit and retain executives. The Committee periodically reviews these arrangements for consistency with our compensation philosophy and objectives and with the goal of making them more effective.

Philosophy and Objectives of Executive Compensation

In establishing executive compensation arrangements, we primarily seek to align our executives’ incentives with the interests of our shareholders in both the short and long term. We place a relatively heavy emphasis on equity compensation as a percentage of total compensation to establish longer-term incentives, although we do not have any rule for establishing the relative amounts of each component. We also structure our annual incentive cash compensation to motivate our executives to achieve business and individual goals.

Setting Compensation

The Committee determines cash compensation for our executive officers with the benefit of a review by the Board of Directors and input from the Chief Executive Officer regarding compensation of other officers. The Committee establishes objectives for annual performance-based cash incentive compensation for executives. The Board of Directors approves equity awards for our executive officers with the benefit of recommendations from the Committee. In 2006, the Chief Executive Officer set quarterly objectives for his direct reports.

The Board of Directors, including the Committee, has relied on its members’ extensive general business and industry-specific knowledge and experience in determining executive compensation. In establishing compensation for newly engaged executives, including Mr. Carlton and Mr. Ruiz, the Board of Directors considered recommendations of the Committee and the executive search firms that assisted in recruiting those executives, and expects to do the same in retaining a new Chief Executive Officer to replace Mr. Carlton. Historically, the Board of Directors has not retained a compensation consultant. The Committee expects to gather and analyze publicly available compensation-related data of similarly-sized companies operating in the same industries and regions, including local competitors, in making its recommendations to the Board of Directors regarding future compensation decisions.

2006 Executive Compensation Components

For the 2006 fiscal year, the principal components of executive compensation for our executive officers were:

•	base salary

•	performance-based cash incentive compensation

•	long-term equity incentive compensation, and

•	retirement and other benefits.

Base Salary: We establish salaries for each of our executive officers based on the executive’s position, responsibilities, experience, business judgment, and role in developing and implementing our overall business strategy, without applying a specific formula to weigh each of these factors. We review salary levels annually and adjust them from time to time for market changes, promotions, or other changes in job responsibilities. Generally, we believe base salaries paid to executives should be competitive with salaries paid to executives with similar positions and responsibilities at similar companies.

In 2006, the Committee adjusted the salary of Christopher Carlton, our former President and Chief Executive Officer, from $300,000 to $350,000, to align his compensation with amounts paid to CEOs at comparable companies. Mr. Ruiz’s salary was increased in 2006 from $250,000 to $262,500 to reflect higher cost of living expenses.

Performance-Based Cash Compensation: We believe that approximately 70% of our officers’ annual performance-based cash compensation should be contingent on the Company’s achieving quantitative financial performance targets, such as revenues, gross margin, profitability, and cash flow, and approximately 30% of the executive’s compensation should be contingent on satisfying individual qualitative performance objectives established for the officer. The Committee establishes annual financial targets for our executives. The Committee evaluates performance of the Company and each executive officer and awards incentives in the first calendar quarter following the end of the fiscal year. In 2006, the Chief Executive Officer established quarterly objectives for his direct reports.

The Committee determined in the first quarter of 2007 that the Company did not meet its 2006 financial performance targets. The Committee determined that Mr. Carlton and Mr. Ruiz achieved individual non-financial business objectives during 2006. The Committee recommended and the Board of Directors approved payment to Mr. Carlton and Mr. Ruiz of incentive compensation of $29,868 and $22,444, respectively, based on each officer’s achievement of these objectives during 2006

Long-Term Stock Incentives: Our equity plans provide for grants to employees of stock options and restricted stock. We design our grants to executives to align a significant portion of our executive compensation with the long-term interests of our shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in our business. Awarded stock options have an exercise price equal to the fair market value of our common stock on the grant date. These stock options typically vest ratably over five years and expire ten years after the grant date. We believe stock option awards encourage retention of our key employees and that vesting requirements foster loyalty.

Our past practice has been to make stock option grants effective on the date of the Board of Directors meeting at which they are authorized. Our 2006 and 2007 stock option grants were made in accordance with this practice. For example, our Board of Directors authorized the option grant to Mr. McGuire on the date (February 5, 2007) that it accepted Mr. Carlton’s resignation and authorized Mr. McGuire’s increased responsibilities. In March 2007, the Board of Directors awarded 179,000 stock options to key employees, of which 50,000 stock options were awarded to newly hired employees. All of these options vest over five years and expire after ten years in accordance with our plans.

We have adopted a policy pursuant to which the Committee will review and recommend all future stock option grants to the full Board of Directors for approval by April 1st of each year. The option grants would be approved and issued by April 15th of each year and the grant date will be the date that they are approved by the Board of Directors. In the case of a new hire or promotion, the Committee will also review and recommend any option grants to the Board of Directors for approval. The grant date of these options will be the first trading day of the month following the date of hire or promotion.

Retirement and Other Benefits: Our executives participate in our 401(k) plan and other benefits that are generally available to employees. We do not provide retirement or other benefit plans established especially for executives or other key employees, except for the equity and incentive compensation arrangements described above.

Severance and Change in Control Arrangements

Mr. Ruiz, our Chief Financial Officer, is entitled to nine months’ base salary and prorated bonus as severance if he is terminated without cause. Mr. Carlton, our former President and Chief Executive Officer, was entitled to similar severance benefits for a one-year period, which he is receiving following his resignation. We offered these terms to these executives as part of their initial recruitment package. We believe that these arrangements reflect market levels for comparable executives.

Our 1998 Stock Option Plan and 2004 Stock Compensation Plan provide that all grants under these plans vest on a change in control of the Company. In addition to their role in facilitating recruitment, we believe that these severance and change in control arrangements encourage retention.

Tax and Accounting Implications

Deductibility of Executive Compensation: The Company believes that compensation paid under its compensation plans will be fully deductible for federal income tax purposes under current rules.

Accounting for Stock-Based Compensation: Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its stock option grants, in accordance with requirements of FASB Statement 123(R).

Summary of Executive Compensation

The following table shows the compensation information for fiscal year 2006 for our named executive officers:

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non- Equity Incentive Plan Compensation(2)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(e)	(g)	(i)		(j)
Christopher S. Carlton, President and Chief Executive Officer(3)	2006	$350,000	$40,717	$29,868	$4,356	(4)	$424,941

Wallace D. Ruiz, Sr. Vice President and Chief Financial Officer	2006	$262,500	$29,083	$22,444	$3,829	(4)	$317,856

(1)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for fiscal year 2006, in accordance with FAS 123(R). Our assumptions used in calculating these amounts are included in footnote K to the Company’s audited financial statements for the 2006 fiscal year included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2007.

(2)

The amounts in column (g) reflect the cash awards to the named individuals under our management incentive bonus plan, which is described in further detail on page 19 under the heading “Performance-Based Cash Compensation.”

(3)

Mr. Carlton resigned as of February 5, 2007. Mr. Carlton is being paid $350,000 over the 12-month period following his termination of employment in accordance with his separation agreement. Mr. Carlton forfeited 28,000 shares of restricted stock as a result of his resignation.

(4)	This amount represents the dollar value of insurance premiums paid by the Company with respect to health insurance.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Employment Agreement

We have an employment agreement with Wallace D. Ruiz, our Senior Vice President and Chief Financial Officer, that provides for annual salary of $262,500 and participation in our management incentive bonus plan.

Termination of Employment

Mr. Ruiz is entitled to receive upon his termination for any reason other than for cause, death or disability, his base salary and health insurance benefits for nine months and a pro-rated cash award under our management incentive bonus plan (as determined by our Board of Directors acting in good faith). The base salary component of the severance is payable in accordance with the Company’s then current pay practices over a period of nine months following a termination and the pro-rated cash award is payable as a lump sum at such time that Mr. Ruiz would have been entitled to receive any earned cash award for the year in which he is terminated if he had been employed on the last day of year in which his employment is terminated. For purposes of Mr. Ruiz’s employment agreement, “cause” generally includes Mr. Ruiz’s indictment, conviction or plea of no contest for a felony, violation of the employment agreement, failure to perform his duties, failure to cooperate with a governmental investigation, insubordination, incompetence, misconduct, unethical conduct or failure to comply with our policies. Mr. Ruiz is prohibited from competing with us during the two-year period following termination of his employment, and the foregoing severance is conditioned upon Mr. Ruiz’s compliance with such covenant not to compete with the Company and his execution of a release in favor of the Company.

If Mr. Ruiz had been terminated for any reason other than for cause, death or disability on December 31, 2006, which was the last business day of the Company’s 2006 fiscal year, Mr. Ruiz would have received the following severance benefits in accordance with the procedures outlined above: nine months’ base salary equal to $196,875, a cash award under our management incentive bonus plan equal to $22,444 and payment of health insurance premiums by the Company in the aggregate amount of $5,022.

On February 5, 2007, Christopher Carlton resigned from his positions as President and Chief Executive Officer. In connection with Mr. Carlton’s resignation, the Company entered into a separation agreement with Mr. Carlton setting forth the terms of his resignation, including separation benefits and obligations. Under the separation agreement, the Company and Mr. Carlton have agreed to the following principal terms:

•	the Company will continue to pay to Mr. Carlton his current base salary and fund Mr. Carlton’s participation in certain group medical and dental programs until February 5, 2008;

•	the Company will pay to Mr. Carlton a lump sum payment in the amount of $36,000 for his bonuses for 2006 and the period January 1 through February 5, 2007; and

•

the separation agreement includes a general release by Mr. Carlton in favor of the Company and provides that Mr. Carlton will comply with the confidentiality and non-compete obligations set forth in his employment agreement.

Change in Control Arrangements and Termination Due to Death

Our 1998 Stock Option Plan and 2004 Stock Compensation Plan provide that all grants under these plans vest on a change in control of the Company and grants of restricted stock vest upon the recipient’s death. If a change in control occurs, the Company may elect to cancel participants’ options and instead pay to them the difference between the exercise price of such options and the fair market value of the shares issuable on exercise thereof. For these purposes, a “change in control” generally occurs when:

•	our shareholders approve a liquidation of the Company, a sale of all or substantially all of the Company’s assets or certain mergers or consolidations of the Company; or

•

if during any two consecutive years, individuals who at the beginning of the period constitute our Board of Directors cease for any reason to constitute at least a majority of our Board of Directors, except for individuals whose election or nomination for election was previously approved by at least two-thirds of the directors who were directors at the beginning of the period or whose nomination for election was previously so approved.

If a change in control occurred on December 31, 2006, which was the last business day of the Company’s 2006 fiscal year, 75,000 options and 25,000 shares of restricted stock held by Mr. Ruiz would have vested, resulting in an aggregate dollar amount realizable by Mr. Ruiz equal to $153,000. For purposes of the foregoing calculation, the aggregate dollar value realizable with respect to option shares that vest upon a change in control is derived by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Company’s common stock on the date of change in control and (ii) the per share option exercise price. The aggregate dollar value realizable with respect to restricted stock that vests upon a change in control or death is determined by multiplying the number of shares of such stock by the closing price of the Company’s common stock on the date of change in control or termination due to death.

2006 GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
		(c)	(d)	(e)	(i)	(l)
Christopher S. Carlton	1/17/06	—	$105,000	$105,000	35,000	$210,000
Wallace D. Ruiz	1/17/06	—	$105,000	$105,000	25,000	$150,000

(1)	Our management incentive bonus plan is described in further detail on page 19 under the heading “Performance-Based Cash Compensation.”

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Christopher S. Carlton(3)	40,000	60,000	60,000	$5.31	12/1/14	28,000	$153,720	28,000	$153,720
Wallace D. Ruiz	15,000	60,000	60,000	$5.28	7/1/15	20,000	$109,800	20,000	$109,800

(1)	The market value is determined based upon the closing stock price on December 31, 2006 of $5.49 multiplied by the number of shares that have not vested in column (g).
(2)	The market value is determined based upon the closing stock price on December 31, 2006 of $5.49 multiplied by the number of shares that have not been earned and vested in column (i).
(3)

Christopher S. Carlton resigned February 5, 2007. Options granted to Mr. Carlton will expire 90 days from his resignation date. Mr. Carlton forfeited 28,000 shares of restricted stock as a result of his resignation.

2006 OPTIONS EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(d)	(e)
Christopher S. Carlton	7,000	$39,900
Wallace D. Ruiz	5,000	$28,500

(1)

The aggregate dollar amount realized upon vesting is determined by multiplying the number of shares of stock that vested in 2006 by the market value of the underlying shares on the applicable vesting date.

Equity Compensation Plan Information

The following table sets forth certain information relating to our equity compensation plans as of December 31, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:

1995 Stock Option Plan	152,600	$12.47	—
1996 Non-Employee Director Plan	120,000	$11.74	—
1998 Stock Option Plan	302,500	$7.28	278,084
2004 Stock Compensation Plan	244,000	$4.96	135,200
Individual Grant	—	—	—

Total	819,100	$8.21	413,284

Equity compensation plans not approved by security holders:

None	—	—	—

Total	819,100	$8.21	413,284

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

James T. Boosales (chair)
Charles W. Federico
Charles T. Orsatti

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a procurement agreement with Standard Textile Co., Inc. under which we agree to purchase 90% of our reusable surgical products from Standard Textile through 2008. Standard Textile is one of our shareholders. During 2006, we purchased products from Standard Textile for approximately $2.8 million.

Effective March 20, 2006, we entered into a Consulting Agreement with Wayne R. Peterson, a director and shareholder of the Company, to provide advice on matters relating to operations and supply chain management. Pursuant to the Consulting Agreement, which is terminable at will by either party, Mr. Peterson receives $1,000 per full day of service. As of March 15, 2007 Mr. Peterson has earned $212,000 under the agreement. We anticipate that the Consulting Agreement will be continued under the same terms and conditions.

REQUIREMENTS TO SUBMIT PROXY PROPOSALS

AND DIRECTOR NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least $2,000 in market value of common stock of the Company who has held such securities for at least one year desiring to have proposals considered for inclusion in the proxy statement and form of proxy for the 2008 Annual Meeting of Shareholders must furnish the proposals (along with the information set forth below) in writing to us at our principal executive offices at 12425 Race Track Road, Tampa, Florida 33626 before December 12, 2007. Each proposal shall include:

•	the shareholder’s name and address;

•	the number of shares of common stock that the shareholder holds of record or beneficially;

•	the dates upon which the shares of common stock were acquired;

•	documentary support for a claim of beneficial ownership; and

•	a statement of willingness to hold such common stock through the date of the 2008 Annual Meeting of Shareholders.

In order for a shareholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2008 Annual Meeting not later than March 25, 2008 and not earlier than February 23, 2008. If we do not receive notice within such timeframe, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Any nomination of a director must contain the following information about the nominee:

•	name, age, and business and residence addresses;

•	principal occupation or employment;

•	the number of shares of common stock beneficially owned by the nominee;

•	the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a director; and

•	a signed consent of the nominee to serve as a director of the Company, if elected.

Notice of a proposed item of business must include the following information:

•	a brief description of the substance of, and the reasons for conducting, such business at the Annual Meeting;

•	any material interest of the shareholder in such business; and

•	the same information required above with respect to any other shareholder that to the knowledge of the shareholder proposing the business, supports the proposal.

In addition, a shareholder nominating a director or proposing an item of business must provide the following information: (a) the shareholder’s name and address, as they appear on our books and (b) the class and number of shares of our stock that are beneficially owned by the shareholder.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares that they represent as we recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute the accompanying proxy card and return it in the enclosed envelope.

THE BOARD OF DIRECTORS

Tampa, Florida

April 11, 2007

Appendix A

COMPENSATION COMMITTEE CHARTER

Role

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of SRI/Surgical Express, Inc. (the “Company”) to discharge the Board’s duties and responsibilities relating to compensation and various benefit plans of the Company’s directors, executive officers and employees.

Composition

The Committee shall consist of three or more directors, each of whom shall (a) meet the independence requirements of The Nasdaq Stock Market LLC, (b) qualify as “non-employee directors” as defined under Section 16 of the Securities Act, and (c) qualify as outside directors under Section 162(m) of the Internal Revenue Code. Members of the Committee shall be appointed by the Board on the recommendation of the Nomination and Governance Committee.

Meetings

The Committee is to meet at least four (4) times annually and as many additional times as the Committee deems necessary. The Committee Chair will determine or approve the agenda for each meeting.

Attendance

Committee members will use diligent efforts to attend all meetings. As necessary or desirable, the Committee Chair may request that members of management attend Committee meetings.

Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to obtain advice and assistance, as needed from internal or external legal, accounting or other advisors.

Committee’s Duties and Responsibilities

1.	The Committee shall (a) review and discuss with management the Company’s compensation discussion and analysis (“CD&A”) required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and (b) based on such review and discussions, determine whether to recommend to the Board that the CD&A be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

2.	The Committee shall produce and direct the Company to include in its annual proxy statement or annual report on Form 10-K filed with the SEC a report of the Committee, prepared in accordance with the rules and regulations of the SEC, stating that the Committee has reviewed and discussed the CD&A with management and recommended to the Board its inclusion in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

3.	The Committee shall review the description of the Committee’s processes and procedures for the consideration and determination of executive and director compensation required by SEC rules and regulations to be included in the Company’s annual proxy statement or annual report on Form 10-K to be filed with the SEC.

4.	The Committee shall annually review and determine corporate goals and objectives relevant to the executive officers’ compensation, evaluate their individual performance in light of these goals and objectives, determine and submit to the full Board for review the amounts of cash compensation for the Company’s executive officers.

5.	The Committee shall review and provide oversight of the Company’s compensation policies, procedures, and philosophy.

6.	The Committee shall review eligibility criteria and award guidelines for corporate-wide compensation programs in which employees participate, including stock options.

7.	The Committee will review the design and management of the various benefit plans that cover the Company’s employees.

8.	The Committee shall make regular reports to the Board.

9.	The Committee shall determine and submit to the full Board for review the amounts of cash compensation for the Company’s executive officers, including base salary and annual incentive bonus and will review and recommend to the full Board awards to employees of stock-based compensation.

10.	The Committee may form and delegate authority to subcommittees when appropriate.

11.	At the Board’s request, the Committee shall also report annually to the Board on share/option usage and dilution.

12.	In consultation with external compensation specialists or purchased surveys, annually review the competitiveness of the Company’s executive and Board compensation programs. In reviewing these programs, the Committee will seek to ensure alignment of the interests of the executive team and Board with the shareholders. The Committee will make recommendation(s) to the Governance and Nominating Committee regarding Board compensation.

13.	The Committee shall have the responsibility to comply with applicable requirements as established by the SEC, National Association of Securities Dealers, or other governing regulatory authority regarding compensation consultants used to assist in the evaluation of the Chief Executive Officer, other executive officers, or non-employee members of the Board.

14.	Annually, evaluate, review and discuss with the Board and officers all identified or suggested plans for career development and/or succession planning for all senior officers of the Company.

15.	The Committee shall, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Role of the Chief Executive Officer

The Chief Executive Officer shall make, and the Committee may consider, recommendations to the Committee regarding the Company’s compensation and employee benefit plans and practices. Further, the Chief Executive Officer shall review with the Committee the executive compensation plans, including the incentive-compensation and equity-based plans with respect to executive officers other than the Chief Executive Officer.

*    *    *

While the members of the Committee are delegated the responsibilities set forth in this Charter, nothing contained herein is intended to create, or should be construed as creating, any legal duty or responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

Appendix B

SRI/SURGICAL EXPRESS, INC.

2004 STOCK COMPENSATION PLAN

SRI/Surgical Express, Inc. establishes the following 2004 Stock Compensation Plan for the exclusive benefit of its eligible employees and non-employee Directors:

ARTICLE I

PURPOSE AND INTERPRETATION

1.1 PURPOSE. The purpose of this Plan is to further the interests of the Company, its Subsidiaries (if any), and its shareholders by providing incentives in the form of Stock Options and Restricted Stock grants to key employees and non-employee Directors who contribute materially to the success and profitability of the Company. The Plan is intended to enable the Company to attract and retain key employees and non-employee Directors, to reward outstanding individual contributions, and to give selected key employees and non-employee Directors an interest in the Company parallel to that of its shareholders, thus enhancing their proprietary interest in the Company’s continued success and progress.

1.2 DEFINITIONS. As used in this Plan, the following capitalized terms have the respective definitions attributed to them:

“ADMINISTRATIVE COMMITTEE” means the Board of Directors or any Board Committee to whom the Board of Directors has delegated the administration of this Plan pursuant to Section 2.1. However, with respect to any Award granted to a non-employee Director, “Administrative Committee” means the Board of Directors.

“AFFILIATE” means a Subsidiary, a parent corporation of the Company, or a corporation of which 50% or more of the total combined voting power of all classes of its stock is owned directly or indirectly by a parent corporation of the Company.

“AWARD” means, individually or collectively, a grant under this Plan of Restricted Stock or Stock Options.

“BOARD OF DIRECTORS” means the Board of Directors of the Company.

“BOARD COMMITTEE” means a committee consisting of two or more directors who are appointed by the Board of Directors of the Company.

“CHANGE IN CONTROL” means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the Company and its Subsidiaries, other than a liquidation of a Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person, persons or group other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, security interest, or other financing arrangement (unless the transaction is subsequently abandoned or otherwise fails to occur); (c) during any period of two consecutive years, individuals who at the beginning of the period constitute the Board of Directors, and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (d) the shareholders of the Company approve a merger or a consolidation of the Company with any other entity (unless the transaction is subsequently abandoned or otherwise fails to occur), other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person,” as the term is used in Sections 13(d) and 14(d) of the Exchange Act acquires more than 50 percent of the combined voting power of the Company’s then outstanding securities; or (e) the occurrence of any event, transaction, or arrangement that results in any “person” (as defined above), or group (as determined for purposes of Section 13(d)(3) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

“COMMON STOCK” means the common stock, $.001 par value, of the Company.

“COMPANY” means SRI/Surgical Express, Inc., a Florida corporation and the sponsor of this Plan.

“COVERED EMPLOYEE” means a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code, or any successor provision thereto.

“DATE OF GRANT” means the date as of which an Award is granted to a Participant by the Administrative Committee.

“DIRECTOR” means a member of the Board of Directors or a member of the board of directors of any Subsidiary.

“EMPLOYEE” means a person who is employed by the Company or a Subsidiary on a full-time, salaried basis for at least 30 hours each week.

“EXCHANGE ACT” means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that act.

“INCENTIVE OPTION” means a Stock Option granted under this Plan that is intended to qualify as an “incentive stock option,” as defined in section 422 of the Internal Revenue Code, as in effect on the Date of Grant of the Stock Option.

“INTERNAL REVENUE CODE” means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

“MARKET VALUE” means, as of any particular day, the average of the high and low regular sale prices of the Shares on such day (or if such day is not a business day on the preceding business day) as reported on the Nasdaq National Market (“Nasdaq”), or if not reported on Nasdaq, as reported on the principal national securities exchange or other market on which the Shares are listed or admitted to trading (the “Exchange”). If no regular sale of the Shares was reported on such day, Market Value shall mean the average of the closing high bid and low asking price of the Shares as reported by Nasdaq (or the Exchange) on such day. If there are no bid and asking prices reported on such day, the Market Value shall be determined by the Administrative Committee in accordance with the regulations promulgated under Section 2031 of the Internal Revenue Code, or by any other appropriate method selected by the Administrative Committee.

“NONQUALIFIED OPTION” means a Stock Option granted under this Plan that is not designated as an Incentive Option.

“OPTION AGREEMENT” means an agreement between the Company and a Participant that sets forth the terms, conditions, limitations, and restrictions applicable to the Participant’s Stock Option.

“OPTION YEAR” means, with respect to a Stock Option granted under this Plan, a period of 12 consecutive months beginning on its Date of Grant or an anniversary of its Date of Grant.

“PARTICIPANT” means an Employee who is selected by the Administrative Committee, or a non-employee Director who is selected by the Board of Directors, to receive an Award pursuant to this Plan, in the person’s capacity as a participant under the Plan.

“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article V.

“PLAN” means this 2004 Stock Compensation Plan of the Company, as originally adopted and as subsequently amended, modified, restated or supplemented in accordance with its terms.

“RESTRICTED STOCK” means Common Stock granted to a Participant pursuant to Article V of this Plan.

“SECURITIES ACT” means the United States Securities Act of 1933, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that Act.

“SHARES” means shares of the Common Stock or any securities issued in exchange or substitution for those shares pursuant to a transaction described in Section 6.1.

“STOCK OPTION” means an option to purchase Shares from the Company that is granted to a Participant pursuant to this Plan, whether as an Incentive Option or a Nonqualified Option.

“STOCK RESTRICTION AGREEMENT” means an agreement between the Company and a Participant that sets forth the terms, conditions, limitations, and restrictions applicable to the Participant’s Restricted Stock.

“SUBSIDIARY” means a corporation of which 80% of its voting securities are owned directly or indirectly by the Company and includes any corporation that qualifies as a “subsidiary corporation” as defined in section 424(f) of the Internal Revenue Code.

1.3 OTHER WORDS. As used in this Plan, (a) the word “or” is not exclusive, (b) the words “consent” and “approval” are synonymous, (c) the word “including” is always without limitation, (d) words in the singular number include words in the plural number and vice versa, and (e) the following uncapitalized words and terms have the respective meanings ascribed to them:

“AFFILIATE” has the meaning attributed to it in Rule 12b-2 under the Exchange Act.

“BENEFICIAL OWNER” has the meaning attributed to it under Rule 13d-3 under the Exchange Act, and the terms “BENEFICIALLY OWNED” and

“BENEFICIAL OWNERSHIP” have the same meaning as “BENEFICIAL OWNER.”

“BUSINESS DAY” has the meaning attributed to it in Rule 14d-1(c)(6) under the Exchange Act.

“DISABILITY” means a total and permanent disability as defined in section 22(e)(3) of the Internal Revenue Code.

“GROUP” has the meaning attributed to that term in Rule 13d-5(b)(1) under the Exchange Act and includes two or more persons who agree to act in concert for the purpose of voting, acquiring, or holding any securities of the Company or any Subsidiary.

“PARENT CORPORATION” has the meaning attributed to that term in section 424(e) of the Internal Revenue Code.

1.4 HEADINGS AND REFERENCES. The titles and headings preceding the text of the articles and sections of this Plan are solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect. Unless otherwise expressly stated, a reference in this Plan to a Section refers to a section of this Plan and a reference in this Plan to an Article refers to an article of this Plan.

1.5 LIMITATION OF RIGHTS. Nothing in this Plan, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person (other than the Participants and their respective heirs, guardians, and personal representatives) any claim, right, remedy, or privilege under or because of this Plan or any provision of it, except that every member of the Administrative Committee is a third-party beneficiary of the provisions of Sections 2.2 and 2.4. An employee or non-employee Director of the Company or any Subsidiary does not have any claim or right to participate in this Plan, and the grant of an Award to a Participant does not create or extend any right of the Participant to continue to serve as an employee or non-employee Director of the Company or any Subsidiary, to participate in any other stock option or employee benefit plan of the Company or any Subsidiary, or to receive the same employee benefits as any other employee of the Company or any Subsidiary. Furthermore, an employee’s selection as a Participant does not restrict in any way the right of the Company or a Subsidiary to terminate at any time the Participant’s employment with it either at will or as provided in any written employment agreement between it and the Participant.

1.6 GOVERNING LAW. The validity, construction, enforcement, and interpretation of this Plan are governed by the laws of the United States of America and the State of Florida, excluding the laws of those jurisdictions relating to resolution of conflicts with laws of other jurisdictions.

ARTICLE II

PLAN ADMINISTRATION

2.1 ADMINISTRATIVE COMMITTEE. This Plan will be administered by the Board of Directors, or, at its election, the Board of Directors may delegate administration of this Plan (other than with respect to non-employee Directors) to an Administrative Committee consisting of two or more directors who are appointed by the Board of Directors and satisfy the criteria described below. The members of the Administrative Committee will serve for unspecified terms at the discretion of the Board of Directors. The Board of Directors has the exclusive power to increase or decrease the size of the Administrative Committee, appoint additional members of the Administrative Committee, remove a member of the Administrative Committee (as such) at any time, with or without cause, and appoint a successor to fill any vacancy on the Administrative Committee. The Board of Directors shall not appoint as a member of the Administrative Committee any director who (a) is an officer or employee of the Company, any Subsidiary, or any parent corporation of the Company or who does not qualify as an “outside director” for purposes of section 162(m) of the Internal Revenue Code, (b) receives directly or indirectly from the Company, any Subsidiary, or any parent corporation of the Company a dollar amount of compensation for services rendered as a consultant or in any capacity other than as a director for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, (c) possesses an interest in any other transaction to which the Company or any Subsidiary was or will be a party and for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, or (d) has a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K under the Exchange Act and the Securities Act. If the Board of Directors is unable to appoint an Administrative Committee comprising two or more directors who satisfy the foregoing criteria, or if the Administrative Committee ceases at any time to comprise directors who satisfy those criteria, the Board of Directors shall serve as the Administrative Committee for this Plan, and all Awards granted under this Plan must be approved by the Board of Directors.

2.2 POWER AND AUTHORITY. Subject to compliance with all applicable rules and regulations of any relevant authorities, including stock exchanges and the Securities and Exchange Commission, the Administrative Committee has the exclusive power and authority, and the sole and absolute discretion, to do the following: (a) construe and interpret this Plan; (b) select the Employees and non-employee Directors who will be

Participants in this Plan; (c) adopt, amend, and rescind forms, rules, procedures, and regulations relating to this Plan (all of which must be approved by the Board of Directors if a Board Committee serves as the Administrative Committee); (d) grant Awards under the Plan, either conditionally or unconditionally; (e) determine when Awards will be granted under the Plan; (f) determine the number of Shares subject to each Award; (g) determine the Market Value of a Share in accordance with the provisions of this Plan; (h) determine the terms and conditions of each Award, including, in the case of Restricted Stock, the duration of the restriction period, the conditions under which the Restricted Stock will vest, and any limitations, restrictions, performance criteria, or forfeiture conditions applicable to the Restricted Stock, and in the case of a Stock Option, the exercise price (which must comply with Section 4.2), the methods of exercising the Stock Option, the methods for payment of the exercise price, the time or times when the Stock Option will become exercisable and the duration of the exercise period (which must not exceed the limitations specified in Section 4.2), the conditions under which the Stock Option will vest and become exercisable, and any limitations, restrictions, performance criteria, or forfeiture conditions applicable to the Stock Option or any Shares purchased pursuant to it; (i) determine the consideration for the granting of an Award and the consideration to be paid for Shares purchased pursuant to a Stock Option (subject to Section 4.5); (j) to approve and recommend amendments to the Plan for adoption by the Board of Directors and (if necessary or desirable) the shareholders of the Company; (k) authorize any officer or director of the Company to execute in the name and on behalf of the Company any agreement, certificate, instrument, or other document required to carry out the purposes of this Plan; (l) engage the services of any agent, expert, or professional advisor in furtherance of the Plan’s purposes; (m) amend any outstanding Stock Restriction Agreement or Option Agreement, subject to complying with applicable legal restrictions and obtaining the approval of the Participant who is a party to such agreement; (n) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; and (o) take all other actions, and make all other determinations, that are advisable or necessary for the Plan’s administration. Except as provided in Section 6.9, the Administrative Committee shall be authorized to make adjustments in Award criteria or in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Administrative Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the absence of fraud or mistake, any action, decision, interpretation, or determination by the Administrative Committee, including constructions of disputed or doubtful Award or Plan provisions, will be final and binding on all persons.

The Board of Directors may reserve to itself any of the power and authority conferred on the Administrative Committee, provided that any Awards to executive officers of the Company are approved or recommended by the Compensation Committee of the Company. All references in this Plan to the Administrative Committee include the Board of Directors whenever it is exercising the power and authority of the Administrative Committee.

2.3 APPROVAL PROCEDURES. All actions and determinations of the Administrative Committee must be unanimous, unless the Board of Directors is exercising the power and authority of the Administrative Committee. All actions and determinations of the Board of Directors with respect to this Plan must be approved in the manner provided by the Company’s Bylaws and applicable law. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either (a) a resolution adopted by the affirmative vote of the requisite number of members of the Administrative Committee at a meeting, or (b) a written consent signed by the requisite number of members of the Administrative Committee. The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last director whose signature is necessary to validate it, and will be valid if it is executed before, after, or concurrently with the action or determination to which it applies.

2.4 INDEMNIFICATION. A member of the Administrative Committee is not liable for, and the Company and each Participant releases each member of the Administrative Committee from all liability for, any punitive, incidental, compensatory, consequential, or other damages or obligation to the Company or any Employee, Participant, or other person for any act or omission by the member of the Administrative Committee (including the person’s own negligence), or by any agent, employee, professional advisor, or other expert used or engaged by the Administrative Committee, if the act or omission does not constitute gross negligence or willful misconduct and is done or omitted in good faith, on behalf of the Company, and in a manner reasonably believed by the member of the Administrative Committee to be both in the best interests of the Company and within the scope of the authority granted to the Administrative Committee by this Plan. The Company shall indemnify each member of the Administrative Committee, and shall reimburse the member from the Company’s assets, for any cost, loss, damage, expense, or liability (including fines, amounts paid in settlement, and legal fees and expenses) incurred by the member by reason of any act or omission for which the member is released from liability pursuant to this Section 2.4.

ARTICLE III

PARTICIPANTS AND BENEFIT LIMITATIONS

3.1 PARTICIPANTS. Every Employee and non-employee Director is eligible to be selected to participate in this Plan; provided, however, that Incentive Options shall only be awarded to employees within the meaning of Section 422 of the Internal Revenue Code. Notwithstanding any provision in this Plan to the contrary, the Board of Directors shall have the authority, in its sole and absolute discretion, to select non-employee Directors as Participants who are eligible to receive Awards other than Incentive Options under the Plan. The Board of Directors shall set the terms of any such Awards in its sole and absolute discretion, and the Board of Directors shall be responsible for administering and construing such Awards in substantially the same manner that the Administrative Committee administers and construes Awards to Employees. The Administrative Committee’s designation of a Participant at any particular time does not require the Administrative Committee to designate that Participant to receive any Award at any other time or to receive the same Award as any other Participant at any time. The Administrative Committee may consider factors that it considers pertinent in selecting Participants and in determining the terms and conditions of Awards granted to them, including the following: (a) the consolidated financial condition of the Company; (b) the expected net income of the Company for the current or future years; (c) the contributions of a Participant to the success and profitability of the Company; and (d) the adequacy of the Participant’s other compensation. The Administrative Committee may grant an Award to a Participant even if an Award previously was granted to the Participant under this Plan or another grant was made to the Participant under another plan of the Company or an Affiliate, and whether or not the previously granted benefits have been fully exercised. An Employee or non-employee Director who participates in another benefit plan of the Company or an Affiliate also may participate in this Plan.

3.2 BENEFIT LIMITATIONS. The total number of Shares that are authorized to be issued pursuant to the award of Restricted Stock or exercise of Stock Options granted under this Plan is limited to Five Hundred Thousand (500,000) Shares. This amount will be adjusted automatically in accordance with Section 6.1. If an Award lapses, expires, or is cancelled, forfeited, or terminated as a whole or in part for any reason other than the exercise of a Stock Option, the forfeited Shares or the Shares subject to the unexercised portion of the Stock Option (or the part of it so cancelled, forfeited, or terminated) will be available for the future grants of Awards under this Plan. If a Participant pays the exercise price for Shares purchased pursuant to the exercise of a Stock Option by delivering to the Company previously acquired Shares, the number of Shares available for future Awards under this Plan will be reduced only by the net amount of Shares issued in connection with the exercise of the Stock Option (that is the number of Shares issuable pursuant to the exercise of the Stock Option, less the number of Shares retained by, or delivered to, the Company in payment of the exercise price).

ARTICLE IV

STOCK OPTIONS

4.1 STOCK OPTION GRANTS. Subject to the terms and provisions of the Plan, the Administrative Committee, at any time and from time to time, may grant Stock Options under the Plan to such Participants and in such amounts as it shall determine. Stock Options granted to non-employee Directors shall be Nonqualified Options. Each Stock Option issued to an Employee will constitute an Incentive Option unless the Administrative Committee designates such Stock Option as a Nonqualified Option or such Stock Option fails to comply with the requirements of Section 4.3 (in which case it will constitute a Nonqualified Option). The Administrative Committee may grant an Employee both Incentive Options and Nonqualified Options, at the same time or at different times.

4.2 EXERCISE PRICE AND DATES. The purchase price for each Share issuable pursuant to the exercise of a Stock Option must be not less than the Market Value of a Share on the Date of Grant of the Stock Option. Every Stock Option must expire not later than ten years after its Date of Grant, and, except as otherwise provided in Sections 4.6 and 6.2 or in the Option Agreement, it will expire on the 90th day following the date when the Participant ceases to be an Employee or non-employee Director. However, if a Participant owns (within the meaning of section 422(b)(6) of the Internal Revenue Code) at the time when an Incentive Option is granted to the Participant stock representing more than 10% of the total combined voting power of all classes of outstanding stock of the Company, any Subsidiary, or any parent corporation of the Company, then: (a) the Incentive Option must expire not later than five years after its Date of Grant; and (b) the exercise price of the Incentive Option must be not less than 110% of the Market Value of a Share on the Date of Grant of the Incentive Option. Stock Options are not exercisable until they have been accepted by the Participant. An award of a Stock Option to a Participant will be cancelled automatically if the Participant does not accept the award within 30 calendar days following the date when the Participant is given written notice of the award. Unless a Participant’s Option Agreement expressly provides otherwise, every Stock Option will be exercisable in serial increments after each Option Year as follows:

	Percentage Exercisable
After Option Year	Per Option Year	Cumulatively
1	20%	20%
2	20%	40%
3	20%	60%
4	20%	80%
5	20%	100%

Subject to the foregoing limitations, the Administrative Committee may impose on an award of a Stock Option any terms and conditions that it determines to be desirable, including performance criteria, forfeiture provisions, and additional or different vesting conditions. Extension of the expiration date of a Stock Option beyond its initially scheduled expiration date is not permitted. In calculating the stock ownership of any person for purposes of the foregoing, the attribution rules of section 424(d) of the Internal Revenue Code will apply.

4.3 INCENTIVE OPTIONS. Notwithstanding anything in this Plan to the contrary, a Stock Option must satisfy all conditions and requirements imposed by the Internal Revenue Code for incentive stock options and any policies adopted by the Administrative Committee with respect to incentive stock options in order to qualify as an Incentive Option. In addition, if a Stock Option which is intended to qualify as an Incentive Option is granted for a number of Shares having an aggregate Market Value on the Date of Grant in excess of $100,000, then, notwithstanding anything in this or the relevant Option Agreement to the contrary, the Incentive Option will be exercisable in each calendar year as to only that number of Shares having a Market Value on the Date of Grant of not more than $100,000. However, the number of Shares as to which an Incentive Option is exercisable in any one calendar year is cumulative, so, if the Incentive Option is not exercised to the fullest extent allowed in any one calendar year, the unexercised portion will accumulate and carry forward to ensuing years. For example, if in

2004, the Company were to grant an Employee an Incentive Option to purchase 100,000 Shares at an exercise price of $5.00 per Share (which was the then current Market Value), the Incentive Option would be exercisable with respect to only 20,000 Shares during 2005, and the Incentive Option would become exercisable with respect to 20,000 additional Shares in each successive year (2006 through 2009). If the Participant elected to purchase only 10,000 Shares pursuant to the Incentive Option during 2005, the Participant could purchase up to 30,000 Shares in 2006, and, if no additional purchases were made in 2006, the Participant could purchase up to 50,000 Shares in 2007 (carry forward of 10,000 Shares from 2005 and 20,000 Shares from 2006; plus 20,000 Shares in 2007).

4.4 EXERCISE OF STOCK OPTIONS. Subject to limitations imposed by this Plan and the Option Agreement, a Participant may exercise a Stock Option as a whole or in part in increments of the lesser of 100 Shares or the number of Shares then exercisable at any time and from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant’s subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. A Stock Option must be exercised for a number of whole Shares and is not exercisable for a fraction of a Share. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Administrative Committee for the payment of, any tax withholding required in connection with the exercise of the Stock Option (including FICA, Medicare, and local, state, or federal income taxes); and (d) comply with any and all other reasonable requirements established by the Administrative Committee for the exercise of Stock Options. The exercise date of a Stock Option will be the date when (i) the Company has received the written notice of exercise and full payment of the exercise price, (ii) the Participant has paid to the Company or made a satisfactory arrangement for the payment of any requisite tax withholding, and (iii) any and all other requirements of exercise established by the Administrative Committee have been satisfied.

4.5 PAYMENT OF EXERCISE PRICE. A Participant may pay all or any part of the exercise price and any applicable tax withholding for any Shares to be purchased pursuant to exercise of a Stock Option by any combination of the following methods:

(a) By bank draft, money order, or personal check payable to the order of the Company; or

(b) By transferring to the Company outstanding Shares that have been owned by the Participant for more than six months on the exercise date of the Stock Option.

Shares that are transferred to, or withheld by, the Company in payment of the exercise price or any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option, as determined pursuant to Section 4.4. The foregoing provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved in advance by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment of the exercise price of a Stock Option and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares subject to a Stock Option until a certificate representing those Shares has been delivered to the person exercising the Stock Option.

4.6 EXERCISE CONDITIONS. A Stock Option expires and ceases to be exercisable on the 90th day after the Participant to whom it was granted ceases to be an Employee or non-employee Director, except as otherwise provided in this Plan and in the Option Agreement. If a Participant’s employment with the Company or a Subsidiary is terminated (voluntarily or involuntarily), the Participant may exercise her or his Stock Option within 90 calendar days following the date of termination of employment. If a Participant dies or ceases to be an Employee or non-employee Director because of a disability at a time when the Participant is entitled to exercise a Stock Option, the Stock Option will continue to be exercisable for one year after the Participant’s death or disability by the Participant or the Participant’s guardian (in the case of disability) or the Participant’s heir or personal representative (in the case of death). Notwithstanding the foregoing, a Stock Option is never exercisable later than its stated expiration date. After the death, disability, or termination of employment of a Participant, a Stock Option of the Participant will be exercisable only with respect to the number of Shares (if any) that could have been exercised as of the date when the Participant ceased to be an Employee or non-employee Director (subject to any adjustment required by Section 6.1). A Stock Option will terminate to the extent that it ceases to be exercisable for any of the Shares subject to it.

4.7 NONTRANSFERABILITY OF STOCK OPTIONS. Except to the extent provided in the Option Agreement, a Participant is prohibited from transferring a Stock Option, any interest in it, or any right under an Option Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, a Stock Option and the Participant’s rights under it and the related Option Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel any Stock Option by notice to the Participant to whom it was granted, if the Participant attempts to make a prohibited transfer, or if the Stock Option, any interest in it, or any right under the related Option Agreement becomes subject to a lien, levy, attachment, execution, or similar process by any creditor.

ARTICLE V

RESTRICTED STOCK

5.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Administrative Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Unless required by applicable law, Participants receiving Restricted Stock grants shall not be required to pay the Company for such Restricted Stock (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Administrative Committee in its sole discretion.

5.2 STOCK RESTRICTION AGREEMENT. Each Restricted Stock grant shall be evidenced by a Stock Restriction Agreement that will specify the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Administrative Committee shall determine.

5.3 OTHER RESTRICTIONS. The Administrative Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, performance criteria, forfeiture provisions, additional or different vesting conditions, and restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Administrative Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary of the Company until such time that all restrictions are satisfied.

5.4 CERTIFICATE LEGEND. In the event that the Administrative Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 5.3, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear a legend in substantially the following form:

The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SRI/Surgical Express, Inc. 2004 Stock Compensation Plan, effective March , 2004 and in a Stock Restriction Agreement dated                      between the Company and the holder. A copy of the Plan and Stock Restriction Agreement may be obtained from the Secretary of SRI/Surgical Express, Inc.

5.5 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article V, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction and/or upon the satisfaction of other conditions as determined by the Administrative Committee in its sole discretion. Once the Shares of Restricted Stock are released from all restrictions, the Participant will be entitled to have removed any legend that may have been placed on the certificates representing such Shares pursuant to Sections 5.3 and 5.4.

5.6 VOTING RIGHTS. During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted under the Plan may exercise full voting rights with respect to those Shares.

5.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed, and the Shares shall be so legended.

5.8 TERMINATION. Except as otherwise provided in this Plan and in the Stock Restriction Agreement, if a Participant’s employment with the Company is terminated by either the Participant or the Company, then all of that Participant’s Shares of Restricted Stock which remain subject to restriction on the date of termination shall be forfeited. Notwithstanding the foregoing, (a) if a Participant dies during any applicable Period of Restriction, that Participant’s Shares of Restricted Stock which remain subject to restriction shall become fully vested effective as of the date of death, and (b) if a Participant ceases to be an Employee or non-employee Director because of a disability during any applicable Period of Restriction, that Participant’s Shares of Restricted Stock which remain subject to restriction shall not be forfeited, and shall continue to vest according to the terms of this Plan and the Stock Restriction Agreement.

5.9 NONTRANSFERABILITY OF RESTRICTED STOCK. Except as provided in this Article V or to the extent provided in the Stock Restriction Agreement, a Participant is prohibited from transferring a Share of Restricted Stock, any interest in it, or any right under a Stock Restriction Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, a Share of Restricted Stock and the Participant’s rights under it and the related Stock Restriction Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel any Share of Restricted Stock by notice to the Participant to whom it was granted, if the Participant attempts to make a prohibited transfer, or if the Share of Restricted Stock, any interest in it, or any right under the related Stock Restriction Agreement becomes subject to a lien, levy, attachment, execution, or similar process by any creditor.

ARTICLE VI

ADDITIONAL PROVISIONS

6.1 ADJUSTMENTS FOR CORPORATE TRANSACTIONS. The Administrative Committee may determine that a corporate transaction has occurred affecting the Shares such that an adjustment or adjustments to outstanding Awards is required to preserve (or prevent the enlargement of) the benefits or potential benefits intended at the Date of Grant. For this purpose, a corporate transaction includes, but is not limited to, a dividend or other distribution (whether in the form of cash, common stock, securities of a subsidiary of the Company, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction. In the event of such a corporate transaction, the Administrative Committee may, in the manner that the Administrative Committee deems equitable, adjust (i) the number and kinds of Shares that may be awarded under the Plan; (ii) the number and kinds of Shares subject to outstanding Awards; and (iii) the exercise price of outstanding Stock Options.

6.2 CHANGE IN CONTROL.

(a) Generally. Subject to paragraph (b) of this Section 6.2, if a Change in Control occurs, (i) all Shares of Restricted Stock which remain subject to restriction shall become fully vested and (ii) all outstanding Stock Options will become fully vested and exercisable as of the earlier of the effective date of the shareholder approval or the effective date of any Change in Control transaction. In the event of a Change in Control, the Board of Directors may elect, in its sole discretion, to cancel any outstanding Stock Options or Restricted Stock and pay or deliver, or cause to be paid or delivered, to the Participant an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith), in the case of each Share of Restricted Stock, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Stock Options, equal to the product of the number of Shares subject to the Stock Option multiplied by the amount, if any, by which (i) the formula or fixed price per share paid to holders of Shares pursuant to the transaction exceeds (ii) the exercise price applicable to the Shares subject to the Stock Option. The Company shall send written notice of a transaction or event that will result in such a termination to all Participants not later than the time at which the Company notifies its shareholders of the applicable transaction or event.

(b) Special Rules Governing Mergers and Stock Exchanges. In the case of a merger, share exchange, or other transaction in which the shareholders of the Company receive securities of the acquirer, at the election of the Board of Directors, the Company may (but is not obligated to) elect to continue this Plan, in which case (i) each Share of Restricted Stock will be converted into restricted securities of the acquirer being issued in the transaction based on the applicable exchange or conversion ratio and (ii) each Stock Option granted under the Plan will be converted into an option to purchase securities of the acquirer being issued in the transaction. In such case, the exercise price and number of Shares subject to the Stock Option will be adjusted based on the exchange or conversion ratio (the “Ratio”) used to convert Shares into securities of the acquirer. The adjusted exercise price will be the exercise price per Share, divided by the Ratio. The adjusted number of Shares subject to the Stock Option will be the product of the Ratio multiplied by the number of Shares subject to the Stock Option before the transaction.

6.3 TAX WITHHOLDING. When a Participant is granted Shares of Restricted Stock or exercises a Stock Option, the Administrative Committee, in its sole discretion, may require the Participant to pay to the Company the amount (if any) that the Company considers necessary to satisfy its legal obligation to withhold any local, state, or federal taxes (including FICA, income, and Medicare taxes) imposed by any governmental authority as a result of the issuance of the Shares or the exercise of the Stock Option, and the Company may defer delivery of any Shares so issued until it has been paid or indemnified to its satisfaction for those taxes. A Participant may pay to the Company any requisite tax withholding by (a) in the case of a Restricted Stock grant, (i) requesting that the Company withhold from the Shares to be delivered Shares sufficient to satisfy all or a portion of such tax withholding requirements or (ii) by bank draft, money order, or personal check payable to the order of the Company, or (b) in the case of a Stock Option exercise, any of the methods of payment authorized for payment of the exercise price for Shares purchased pursuant to the Stock Option. If a Restricted Stock grant or an exercise of a Stock Option does not give rise to any tax withholding obligation on the date of the grant or exercise but is reasonably expected to do so at a future time, the Administrative Committee (in its sole discretion) may require the Participant to place some or all of the Shares in escrow for the benefit of the Company until tax withholding is required for the amounts included in the Participant’s gross income as a result of the Participant’s Restricted Stock grant or exercise of the Stock Option. At that time, the Administrative Committee (in its discretion) may require the Participant to pay to it an amount that it considers sufficient to satisfy the tax withholding obligation incurred by it as a result of the Participant’s Restricted Stock grant or exercise of the Stock Option, in which case the Company shall promptly release to the Participant the escrowed Shares.

6.4 RESERVATION, LISTING, AND DELIVERY OF SHARES. The Company shall reserve from its authorized but unissued Shares and keep available until the termination of this Plan, solely for issuance upon the grant of Restricted Stock or exercise of Stock Options, the number of Shares issuable at any time pursuant to the grant of Restricted Stock or exercise of Stock Options granted or available for grant under this Plan. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable

Shares upon the grant of Restricted Stock or exercise of each Stock Option. Also, if the Shares are traded in the Nasdaq Stock Market or on any United States national securities exchange, the Company, at its sole expense, shall reserve for quotation or listing on that market or exchange, upon official notice of issuance pursuant to the grant of Restricted Stock or exercise of Stock Options, the number of Shares issuable at any time upon the grant of Restricted Stock or exercise of Stock Options granted or available for grant under this Plan, and the Company shall maintain that listing until this Plan terminates. Promptly after Restricted Stock is granted or a Stock Option is validly exercised, the Company shall issue and deliver to the order of the Participant a stock certificate representing that number of fully-paid and nonassessable Shares that were granted or purchased, plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the Market Value of one full Share as of the grant date or exercise date, as the case may be. The Company shall pay all costs and excise taxes associated with the original issuance of stock certificates representing the Shares issued.

6.5 LEGAL COMPLIANCE. Stock Options are exercisable, and Shares are issuable under this Plan, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock markets or exchanges on which the Shares are quoted or listed for trading. Any certificate representing Shares issued under the Plan will bear such legends and statements as the Administrative Committee considers advisable to assure compliance with those laws, rules, and regulations. In addition, the Administrative Committee may require a Participant, as a condition to the grant of Restricted Stock or grant or exercise of a Stock Option, to provide to the Company any agreements, representations, and warranties that, in the opinion of counsel for the Company, are desirable or necessary to comply with applicable laws and all rules and regulations of any stock market or exchange on which the Shares are traded or quoted, including a representation that the Shares granted or Shares issuable pursuant to exercise of the Stock Option are or will be acquired for investment purposes without a view to distribute them to others. A grant of Restricted Stock is not effective and a Stock Option is not exercisable, and the Company shall not issue any Shares under this Plan, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the transfer of Restricted Stock or exercise of a Stock Option by an heir, guardian, or personal representative of a Participant, the Administrative Committee may require reasonable evidence of the person’s legal ownership of the Restricted Stock or Stock Option and any consents and releases of governmental authorities as it determines are advisable.

6.6 AMENDMENT AND TERMINATION. The Board of Directors may alter, amend, suspend, or terminate this Plan at any time without approval of the Company’s shareholders, unless the approval of the Company’s shareholders is required to comply with applicable law or any rule or regulation of a stock market or exchange on which the Shares are traded or quoted. An amendment or termination of this Plan, whether with or without the approval of the Company’s shareholders, that would adversely affect any right or obligation of a Participant under an outstanding Award will not be valid or effective as to that Award without that Participant’s written consent. No action may be taken by the Board of Directors or the Administrative Committee without the approval of the shareholders that would, except as expressly provided in Section 6.1, materially increase the number of Shares that may be issued under the Plan.

6.7 EXPENSES AND PROCEEDS. The Company shall pay all expenses of the Plan. The Company may use the cash proceeds received from Participants upon the exercise of Stock Options for general corporate purposes.

6.8 SECTION 16(b) EXEMPTIONS. With respect to Participants subject to section 16(b) of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of SEC Rules 16b-3 and 16b-6 and any rule promulgated by the Securities and Exchange Commission under the Exchange Act in substitution for either of those rules. To the extent any provision of this Plan or action by the Administrative Committee fails to so comply, it shall be null and void to the extent permitted by law and determined by the Administrative Committee. In furtherance of the foregoing objective, the Administrative Committee may include in a Stock Restriction Agreement or an Option Agreement with a Participant who is subject to section 16 of the Exchange Act any additional conditions or restrictions that are required to qualify the grant of Restricted Stock or grant and exercise of the Stock Option for exemption under Rules 16b-3 and 16b-6 or any future rule providing an exemption for such grant of Restricted Stock or grant and exercise of stock options.

6.9 INTERNAL REVENUE CODE SECTION 162(m) PROVISIONS.

(a) Notwithstanding any other provision of the Plan, if the Administrative Committee determines at the time an Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Administrative Committee may provide that this Section 6.9 is applicable to such Award.

(b) If an Award is subject to this Section 6.9, then the lapsing of restrictions thereon and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrative Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Administrative Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code, or any successor provision thereto, and the regulations thereunder.

(c) With respect to any Award that is subject to this Section 6.9, the Administrative Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Administrative Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

(d) The Administrative Committee shall have the power to impose such other restrictions on Awards subject to this Section 6.9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code, or any successor provision thereto.

6.10 DURATION AND EFFECTIVE DATE. This Plan will become effective as of March 26, 2004, subject to approval by the Company’s shareholders within 12 months after that date, and will terminate on the tenth anniversary of its effective date. The Company is not authorized to grant any Awards until this Plan receives approval of the Company’s shareholders or after the termination date of this Plan.

EFFECTIVE DATE: MARCH 26, 2004

ADOPTED BY BOARD OF DIRECTORS ON MARCH 26, 2004	ADOPTED BY SHAREHOLDERS ON MAY 19, 2004
SRI/SURGICAL EXPRESS, INC.

By:

ATTEST:	[CORPORATE SEAL]

, Secretary

SRI/SURGICAL EXPRESS, INC.

AMENDMENT NO. 1

TO

2004 STOCK COMPENSATION PLAN

May 8, 2006

In accordance with Section 6.6 of the 2004 Stock Compensation Plan (the “Plan”), by action of its Board of Directors, SRI/Surgical Express, Inc. (the “Company”) amends the Plan as set forth below. Capitalized terms used in this Amendment No. 1 to 2004 Stock Compensation Plan (this “Amendment No. 1”) and not defined shall have the meanings given to them in the Plan.

Section 1. Amendments to the Plan.

(a) The definition of Market Value set forth in Section 1.2 of the Plan is deleted and replaced in its entirety with the following:

“MARKET VALUE” means, as of any particular day, the closing sales price of the Shares on such day (or if such day is not a business day, on the preceding business day) as reported on the Nasdaq National Market (“Nasdaq”), or if not reported on Nasdaq, as reported on the principal national securities exchange or other market on which the Shares are listed or admitted to trading (the “Exchange”). If no regular sale of the Shares was reported on such day, Market Value shall mean the closing sales price of the Shares on the preceding business day on which there were sales, as reported on Nasdaq.

(b) The fifth sentence of Section 4.2 of the Plan is amended to replace the reference to “30 calendar days” to “90 calendar days.” As a result, the entire fifth sentence of Section 4.2 of the Plan now reads as follows (with foregoing amendment underlined herein solely for illustrative purposes):

An award of a Stock Option to a Participant will be cancelled automatically if the Participant does not accept the award within 90 calendar days following the date when the Participant is given written notice of the award.

Section 2. Amendments Not Retroactive. No amendment set forth in this Amendment No. 1 shall be retroactive or otherwise impact or amend any Award, Option Agreement or Restricted Stock Agreement granted, issued or entered into by the Company prior to the date hereof.

Section 3. No Other Amendments. Except as specifically set forth in this Amendment No. 1, no other changes or amendments are made to the Plan.

* * * * *

SRI/SURGICAL EXPRESS, INC.

AMENDMENT NO. 2

TO

2004 STOCK COMPENSATION PLAN

Effective May 24, 2007

In accordance with Section 6.6 of the 2004 Stock Compensation Plan, as amended by Amendment No. 1 to 2004 Stock Compensation Plan (the “Plan”), by action of its Board of Directors, SRI/Surgical Express, Inc. (the “Company”) amends the Plan as set forth below. Capitalized terms used in this Amendment No. 2 to 2004 Stock Compensation Plan (this “Amendment No. 2”) and not defined shall have the meanings given to them in the Plan.

Section 1. Amendment to the Plan.

(a) The first sentence of Section 3.2 of the Plan is amended to replace the reference to “Five Hundred Thousand (500,000) Shares” to “One Million (1,000,000) Shares”. As a result, the entire first sentence of Section 3.2 of the Plan now reads as follows (with foregoing amendment underlined herein solely for illustrative purposes):

The total number of Shares that are authorized to be issued pursuant to the award of Restricted Stock or exercise of Stock Options granted under this Plan is limited to One Million (1,000,000) Shares.

Section 2. Amendment Not Retroactive. The amendment set forth in this Amendment No. 2 shall not be retroactive or otherwise impact or amend any Award, Option Agreement or Restricted Stock Agreement granted, issued or entered into by the Company prior to the date hereof.

Section 3. No Other Amendments. Except as specifically set forth in this Amendment No. 2, no other changes or amendments are made to the Plan.

* * * * *

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SRI/SURGICAL EXPRESS, INC.

				For	With- hold	For All Except

2007 ANNUAL MEETING OF SHAREHOLDERS OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		1.	Election of directors for terms expiring in 2010: Wayne R. Peterson N. John Simmons, Jr.	☐	☐	☐

The undersigned appoints Wallace D. Ruiz and Gregg Quick, and each of them, as proxies with full power of substitution, to represent and to vote all shares of voting Common Stock of SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Company”), which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders to be held on Thursday, May 24, 2007, at 10:00 a.m., EST, and any adjournment of the Annual Meeting, hereby revoking all proxies previously given:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		2.	Amendment to the Company’s 2004 Stock Compensation Plan:	☐	☐	☐
		3.	Appointment of Grant Thornton as the Company’s Independent auditors for 2007:	☐	☐	☐

		4.	In their discretion, the persons named as proxies are authorized to vote on other business that properly comes before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the proposals and, at the discretion of the persons named as proxies, upon such other business that properly comes before the Annual Meeting.

Please be sure to sign and date this Proxy in the box below.	Date
		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.		è		☐

Shareholder sign above Co-holder (if any) sign above

+		+

é Detach above card, sign, date and mail in postage paid envelope provided. é
SRI/SURGICAL EXPRESS, INC.

Please sign exactly as your name appears on this proxy. If shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.